UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 21, 2015

MUSCLEPHARM CORPORATION

(Exact name of registrant as specified in its charter)

Nevada	000-53166	77-0664193
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4721 Ironton Street, Building A

Denver, Colorado 80239

(Address of principal executive offices) (Zip Code)

(303) 396-6100

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-14(c)).

ITEM 1.01	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

ITEM 5.02	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANANGEMENTS OF CERTAIN OFFICERS.

On May 21, 2015, the Board of Directors (the “Board) of MusclePharm Corporation, a Nevada Corporation (the “Company”) appointed Mr. Michael Doron as the Lead Director of the Board.

On May 22, 2015 the Board appointed each of Noel Thompson and Stacey Jenkins and on May 27, 2015 the Board appointed William Bush to serve as independent members of the Board. Mr. Thompson shall serve as a member of the Board’s Governance and Nominating Committee and Compensation Committee. Mr. Bush shall serve as Chairman of the Board’s Audit Committee and as a member of the Board’s Compensation Committee. Mr. Jenkins shall serve as Chairman of the Board’s Governance and Nominating Committee and as a member of the Board’s Audit Committee.

Mr. Thompson currently serves as the CEO and Chief Investment Officer of Thompson Global LLC, and owner and operator of Thompson Global LP, which is engaged in investment and advisory services of client and proprietary assets. Mr. Thompson also currently operates Thompson Global Sports which provides advisory, financing, and consulting services to investors and companies in the sports industry and Thompson Global Special Situations which participates as adviser, lender, and principle in commodity, energy, infrastructure projects globally. Mr. Thompson currently serves on the Board of Directors for the World Anti-Doping Agency Charitable Foundation. Mr. Thompson also serves on the Board of Trustees for The United States Olympic and Para Olympic Foundation, as an Executive Board member of the Board of Governors for the National Wrestling Hall of Fame, and on the Board Directors of Hofstra University Athletics and the Titan Mercury Wrestling Club. Mr. Thompson also sits on The Board of Directors for Beat The Streets NY, which develops the full athletic potential for inner city kids in NYC using wrestling as a vehicle. Prior to Thompson Global, from 2010 to 2011 Mr. Thompson worked at JP Morgan Securities and from 2005 until 2010, Mr. Thompson served in various roles including as a Global Futures and Commodities Trader for Goldman Sachs & Co. Mr. Thompson graduated from Hofstra University.

Since January 2010, Mr. Bush has served as the chief financial officer of Borrego Solar Systems, Inc., which is one of the nation’s leading financiers, designers and installers of commercial and government grid-connected solar electric power systems.  From October 2008 to December 2009, Mr. Bush served as the chief financial officer of Solar Semiconductor, Ltd., a private vertically integrated manufacturer and distributor of quality photovoltaic modules and systems targeted for use in industrial, commercial and residential applications with operations in India helping it reach $100 million in sales in its first 15 months of operation.  Prior to that Mr. Bush served as CFO and corporate controller for a number of high growth software and online media companies as well as being one of the founding members of Buzzsaw.com, Inc, a spinoff of Autodesk. Prior to his work with Buzzsaw.com, Mr. Bush served as corporate controller for Autodesk, Inc (NasdaqGM: ADSK), the fourth largest software applications company in the world. His prior experience includes seven years in public accounting with Ernst & Young, and Price Waterhouse. Bill holds a BS in Business Administration from U.C. Berkeley and is a Certified Public Accountant. Mr. Bush serves on the Board of Directors of Towestream Corporation (NASDAQ: TWER) a supplier of fixed wireless services to commercial customers since 2007.

Mr. Jenkins currently serves as a senior attorney with Medicity, Inc., a global leader in healthcare enablement software and services, where he focuses upon contract negotiation, technology and communication, and regulatory matters. Prior to joining Medicity, Inc. Mr. Jenkins focused on his private practice, providing general corporate legal services, securities guidance, human resources consulting, and litigation support. From 2010 to 2012, Mr. Jenkins served as General Counsel for Opinionology, Inc., an online global data collection and survey company, where he focused on contract negotiation, telecommunications regulatory issues, and complex HR issues. Additionally, he helped prepare and guide Opinionology through a merger with Sampling International. Prior to joining Opinionology, Jenkins developed his own legal private practice and consultancy, providing corporate guidance and oversight, as well as technology assistance to struggling companies. Prior to his private practice, Jenkins managed IT infrastructure for Moen Faucets. Mr. Jenkins years of experience and grasp of regulatory and corporate governance issues, as well as his contract negotiation, human resources, and technology background provide ideal expertise to join the Company’s Board. Mr. Jenkins received his law degree from the University of Utah SJ Quinney College of Law, and attended college at Montana State University and the University of Phoenix.

Each of Mssrs. Thompson, Bush, and Jenkins will be compensated for their respective services at the same level as the other non-employee directors of the Company, pursuant to the Company’s Non-Employee Director Compensation Program.

None of Mssrs. Thompson, Bush, and Jenkins have any family relationship with any of our other officers and directors.

Except for the aforementioned appointments and actions, there has been no transaction or currently proposed transaction, in which the Company was or is to be a participant and the amount involved exceeds $120,000, and in which any of Mssrs. Thompson, Bush, and Jenkins had or will have a direct or indirect material interest since the beginning of the Company’s last fiscal year.

On May 21, 2015, Messrs. Gregory Macosko, Daniel McClory and Andrew Lupo resigned from the Board of the Company. In connection with their resignations, Messrs. Macosko, McClory and Lupo executed individual separation agreements.

ITEM 7.01	REGULATION FD DISCLOSURE.

On May 28, 2015, the Company issued a press release announcing foregoing events within the Company. A copy of the press release is attached to this report as Exhibit 99.1 and shall not be deemed incorporated by reference into any of the Company’s registration statements or other filings with the Securities and Exchange Commission, except as shall be expressly set forth by specific reference in such filing.

ITEM 8.01	OTHER EVENTS.

On May 21, 2015, the Board also adjourned the 2015 Annual Meeting of Shareholders originally scheduled for June 24, 2015 in order to provide additional time to prepare and file a new Proxy Statement to reflect the new Board nominees as disclosed herein. The adjourned meeting has been rescheduled to August 26, 2015 with a record date of June 23, 2015.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS

(d)	Exhibits.

Exhibit No.

99.1	MusclePharm Corporation Press Release issued May 28, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MUSCLEPHARM CORPORATION

Dated: May 28, 2015
	By:	/s/ Brad Pyatt
	Name:	Brad J. Pyatt
	Title:	Chief Executive Officer